Exhibit 99.1

Cantel Announces Proposed Private Offering of Convertible Senior Notes Due 2025

Little Falls, New Jersey, May 12, 2020 — Cantel Medical Corp. (NYSE:CMD) (“Cantel” or the “Company”) today announced its intention to offer, subject to market and other conditions, $150 million aggregate principal amount of convertible senior notes due 2025 (the “Notes”) in a private offering only to persons reasonably believed to be qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”). The Company also intends to grant the initial purchasers of the Notes an option to purchase up to an additional $22.5 million aggregate principal amount of Notes in the private placement.

The Notes will be unsecured, unsubordinated obligations of the Company, will accrue interest payable semi-annually in arrears and will mature on May 15, 2025, unless earlier repurchased, redeemed or converted. Noteholders will have the right to convert their Notes in certain circumstances and during specified periods. The Company will settle conversions by paying or delivering, as applicable, cash, shares of its common stock (together with cash, if applicable, in lieu of any fractional share of common stock) or a combination of cash and shares of its common stock, at the Company’s election. The Notes will also be redeemable, in whole or in part, for cash at the Company’s option at any time, and from time to time, on or after May 17, 2023 in certain circumstances. The redemption price will be equal to the principal amount of the Notes to be redeemed, plus accrued and unpaid interest, if any, to, but excluding, the redemption date. The interest rate, initial conversion rate and other terms of the Notes will be determined at the pricing of the offering.

The Company intends to use the net proceeds from the Notes offering for general corporate purposes, including by applying at least 50% of the amount by which the net proceeds exceeds $100,000,000 to the repayment of debt under the Company’s credit facilities as required by the second amendment to its credit agreement entered into on May 11, 2020.

The Notes and the common stock, if any, issuable upon conversion of the Notes have not been registered under the Securities Act or any applicable state securities laws. As a result, neither the Notes nor the common stock, if any, issuable upon conversion of the Notes may be offered or sold within the United States or to, or for the account or benefit of, U.S. persons, except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and applicable state laws.

This press release does not and will not constitute an offer to sell or a solicitation of an offer to buy any securities nor will there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful under the securities laws of such state. Any offer of the Notes will be made only by means of a private offering memorandum.

About Cantel Medical:

Cantel Medical is a leading global company dedicated to delivering innovative infection prevention products and services for patients, caregivers, and other healthcare providers which improve outcomes, enhance safety and help save lives. Our products include specialized medical device reprocessing systems for endoscopy and renal dialysis, advanced water purification equipment, sterilants, disinfectants and cleaners, sterility assurance monitoring products for hospitals and dental clinics, disposable infection control products primarily for dental and GI endoscopy markets, instruments and instrument reprocessing workflow systems serving the dental industry, dialysate concentrates, hollow fiber membrane filtration and separation products. Additionally, we provide technical service for our products.

Contacts:	Matthew Micowski
VP, FP&A and Investor Relations
mmicowski@cantelmedical.com
Phone: (973) 774-7455

This press release contains “forward-looking statements” as that term is defined under the Private Securities Litigation Reform Act of 1995 and other securities laws. For these statements, we claim the protection of the safe harbor for forward-looking statements contained in Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements are based on current expectations, estimates, or forecasts about our businesses, the industries in which we operate, and the current beliefs and assumptions of management; they do not relate strictly to historical or current facts. Without limiting the foregoing, words or phrases such as “expect,” “anticipate,” “goal,” “project,” “intend,” “plan,” “believe,” “seek,” “may,” “could,” “aspire,” and variations of such words and similar expressions generally identify forward-looking statements. In addition, any statements that refer to predictions or projections of our future financial performance, anticipated growth, strategic objectives, performance drivers and trends in our businesses, and other characterizations of future events or circumstances are forward-looking statements. Readers are cautioned that these forward-looking statements are only predictions about future events, activities or developments and are subject to numerous risks, uncertainties, and assumptions that are difficult to predict, including the impacts of the COVID-19 pandemic on our operations and financial results, general economic conditions, technological and market changes in the medical device industry, our ability to execute on our strategy, risks associated with operating our international business, including limited operating experience and market recognition in new international markets, changes in United States healthcare policy at both the state and federal level, product liability claims resulting from the use of products we sell and distribute, and risks related to our intellectual property and proprietary rights needed to maintain our competitive position. We caution that undue reliance should not be placed on such forward-looking statements, which speak only as of the date made. For a further list and description of these and other important risks and uncertainties that may affect our future operations, see our most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission, which we may update in Quarterly Reports on Form 10-Q we have filed or will file hereafter, as further updated by our Current Report on Form 8-K dated May 12, 2020. The Company may not consummate the proposed offering described in this press release and, if the proposed offering is consummated, cannot provide any assurances regarding the final terms of the offer or the Notes or its ability to effectively apply the net proceeds as described above. We expressly disclaim any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in our expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based.